SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 31, 2005

Date of Report (Date of earliest event reported)

HouseValues, Inc.

(Exact Name of Registrant as Specified in Charter)

Washington	000-51032	91-1982679
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

11332 NE 122nd Way, Kirkland, WA 98034

(Address of Principal Executive Offices, including Zip Code)

(425) 952-5500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 31, 2005, HouseValues, Inc., a Washington corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Jumbo Acquisition, Inc., a Delaware corporation and wholly owned subsidiary of the Company (the “Merger Sub”), and The Loan Page, Inc., a Delaware corporation (“TLP”). Pursuant to the Merger Agreement, the Merger Sub was merged with and into TLP, with TLP surviving as a wholly owned subsidiary of the Company.

Under the Merger Agreement, the Company paid approximately $5.25 million in cash to the holders of TLP preferred stock, with $500,000 of that amount being placed in escrow to satisfy indemnification obligations of the TLP stockholders. The Company also assumed approximately $1.8 million in outstanding indebtedness in connection with the acquisition.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description is qualified in its entirety by reference to the exhibit attached hereto.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

See Item 1.01 above.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and among HouseValues, Inc., Jumbo Acquisition, Inc. and The Loan Page, Inc., dated October 31, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HouseValues, Inc.

Dated: November 2, 2005	By:	/s/ JOHN ZDANOWSKI
John Zdanowski Chief Financial Officer